Exhibit 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-Q/A of Security Bank Corporation (the “Company”) for the period ending June 30, 2000 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), H. Averett Walker, Chief Executive Officer of the Company, and James R. McLemore, Chief Financial and Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ H. Averett Walker
H. AVERETT WALKER
Chief Executive Officer
May 22, 2006

/s/ James R. McLemore
JAMES R. McLEMORE
Chief Financial and Accounting Officer
May 22, 2006

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.